UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 8, 2011

CRACKER BARREL OLD COUNTRY STORE, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement.

On July 8, 2011, Cracker Barrel Old Country Store, Inc. (the “Company”) entered into a Credit Agreement, effective as of that date (the “Credit Agreement”), among the Company, the Subsidiary Guarantors named therein, the Lenders, Swing Line Bank and Issuing Bank named therein, Bank of America, N.A. and SunTrust Bank, as co-syndication agents, Regions Bank, Fifth Third Bank and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as co-documentation agents, and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Administrative Agent”), that provides for senior secured facilities in an aggregate principal amount of up to $750 million (the “Credit Facilities”). A copy of the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein.

The Credit Facilities are comprised of (a) a revolving credit facility in an aggregate principal amount of up to $500 million (the “Revolving Credit Facility”), and (b) a term loan facility in an aggregate principal amount of up to $250 million (the “Term Facility”).

The Revolving Credit Facility will be used to refinance certain existing indebtedness of the Company and its subsidiaries and to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries. The final maturity of the Revolving Credit Facility is July 8, 2016 and will be payable in full at that time.

The proceeds of the Term Facility will be used to refinance certain existing indebtedness of the Company and its subsidiaries.  The final maturity of the Term Facility is July 8, 2016. The Term Facility will amortize in 19 quarterly installments of 1.875% of the original principal amount of the Term Facility for the first eight quarters and 2.5% of the original principal amount of the Term Facility thereafter (subject to adjustment for prepayments), with the remaining balance due upon maturity.

The interest rate due in connection with an Advance under the Credit Facilities shall be based on the Base Rate plus the Applicable Percentage (a “Base Rate Advance”), or on the Eurodollar Rate plus the Applicable Percentage (a “Eurodollar Rate Advance”). “Base Rate” means the highest of (a) the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate, (b) the federal funds rate plus 0.50% and (c) the Eurodollar Rate for an interest period of one month plus 1.00%. The “Applicable Percentage” means a percentage ranging from 0.50% to 1.25% per annum for Base Rate Advances and a percentage ranging from 1.50% to 2.25% per annum for Eurodollar Rate Advances, depending upon certain financial ratios of the Company. “Eurodollar Rate” generally means, (i) with respect to a Eurodollar Rate Advance, the rate of interest per annum determined on the basis of the rate for deposits in U.S. dollars for the period equal to the applicable interest period which appears on Reuters Screen LIBOR01 Page two business days before the first day of the applicable interest period, and (ii) with respect to a Base Rate Advance, the rate of interest per annum determined on the basis of the rate for deposits in U.S. dollars in minimum amounts of at least $5 million for a period equal to one month which appears on Reuters Screen LIBOR01 Page on such date of determination. Generally, for a borrowing under the Revolving Credit Facility, a Base Rate Advance must be in a minimum aggregate amount of $1 million, and a Eurodollar Rate Advance must be in a minimum aggregate amount of $5 million.

The Credit Agreement also contains customary covenants, including, but not limited to, restrictions on:

·	incurrence of liens;

·	incurrence of additional debt;

·	sales of assets;

·	investments;

·	declarations of dividends; and

·	capital expenditures.

In addition, the Credit Agreement requires maintenance of two financial covenants that are based upon a ratio of the Company’s Consolidated Debt for Borrowed Money to Consolidated EBITDA, both as defined, and a ratio of Consolidated EBITDA to Consolidated Interest Expense, as defined. These covenants, which are described more fully in the Credit Agreement, to which reference is made for a complete statement of the covenants, are subject to certain exceptions and baskets.

The Credit Facilities are secured by all (whether now owned or hereafter owned) present and future stock or other membership interests in the present and future subsidiaries of the Company, subject to certain exceptions.

Item 1.02. Termination of a Material Definitive Agreement.

On July 8, 2011, the Company terminated its Revolving Credit Agreement made and entered into as of April 27, 2006, by and among the Company, the Guarantors named therein, the Lenders thereunder, the Swing Line Bank and Issuing Bank named therein, SunTrust Bank, as syndication agent, Bank of America, N.A. and Keybank National Association, as co-documentation agents, Wachovia Bank, National Association, as administrative agent and collateral agent, and Wachovia Capital Markets, LLC, as sole bookrunner manager and sole lead arranger, which established a $250 million revolving credit facility and a $1 billion term loan facility for the Company (as amended to date, the “2006 Credit Agreement”). The 2006 Credit Agreement was terminated in connection with the entry into the Credit Agreement described in Item 1.01 above.

The Company estimates that the closing of the new Credit Facilities will result in additional interest charges of approximately $5 million in the fourth quarter of its 2011 fiscal year, as a result of fees related to the new Credit Facilities, and the unamortized portion of deferred financing costs related to 2006 Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

On July 8, 2011, the Company entered into the Credit Agreement, the terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K, which by this reference is incorporated herein.

Item 7.01. Regulation FD Disclosure.

On July 11, 2011, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which by this reference is incorporated herein, announcing the closing of the Credit Facilities.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2011	CRACKER BARREL OLD COUNTRY
STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Credit Agreement dated as of July 8, 2011

99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated July 11, 2011 (furnished only)

*Confidential treatment requested under 17 CFR 24b-2.  The confidential portions of this exhibit have been omitted and are marked accordingly.  The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.